UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2019

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37888 (Commission File Number)	46-5726437 (I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On March 14, 2019, Tabula Rasa HealthCare, Inc. (“TRHC”) issued 614,225 shares of its common stock to certain former holders of capital stock and vested options with an exercise price less than the per share merger consideration (without taking into account any contingent payments) of Sinfonía HealthCare Corporation (“Sinfonía”) in connection with the payment of the final contingent payment pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated September 6, 2017, by and among TRHC, TRCRD, Inc., a Delaware corporation, TRSHC Holdings, LLC, a Delaware limited liability company, Sinfonía, Michael Deitch, Fletcher McCusker and Mr. Deitch in his capacity as the Stockholders’ Representative, pursuant to which TRHC acquired Sinfonía.  Pursuant to the terms of the Merger Agreement, the former holders of capital stock and vested options with an exercise price less than the per share merger consideration were eligible to receive additional contingent payments if Sinfonía achieved certain performance goals.  For the twelve-month period ended December 31, 2018 the performance goals were achieved such that the maximum contingent payment TRHC was required to pay, $85 million, was earned.  The contingent payment was paid 50% in cash and 50% in TRHC common stock and, as a result thereof, TRHC has satisfied all payment obligations under the Merger Agreement. Such shares were issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.  TRHC relied on representations made by the individuals who received TRHC common stock to the effect that they were acquiring the TRHC common stock for investment purposes and not with a view to, or for resale in connection with, the distribution of such securities in violation of applicable securities laws and that they had sufficient knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in such securities.

For additional information regarding the Merger Agreement and the transactions pursuant thereto, please refer to TRHC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2017 (the “Closing Date 8-K”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Closing Date 8-K and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: March 14, 2019